Exhibit 10.1

AMENDED AND RESTATED INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Amended and Restated Intellectual Property License Agreement (this "Agreement") is made and entered into as of the 30th day of September, 2016 ("Effective Date"), by and between Wrap Technologies, LLC, a Delaware limited liability company (the "Company") and Syzygy Licensing LLC, a Nevada limited liability company ("Licensing Member"). Licensing Member and Company may each individually be referred to as a "Party" and collectively as the "Parties."

Recitals

WHEREAS, Licensing Member and Scot Cohen have formed the Company to jointly develop certain technology, devices and products relating to non-lethal weapons as described on Exhibit A hereto (the “Business”);

WHEREAS, the Parties entered into the Intellectual Property License Agreement dated as of March 10, 2016 (the “Prior Licensing Agreement”) pursuant to which certain Intellectual Property owned by Licensing Member shall be licensed to the Company; and

WHEREAS, each Party is willing amend and restate the Prior Licensing Agreement in its entirety with this Agreement and grant the licenses contemplated hereby on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter contained, the Parties hereto agree as follows:

Agreement

1.
Definitions.

"Intellectual Property" means all worldwide intellectual property rights, including (a) inventions, patents and patent applications; (b) Trademarks, service marks, trade names, trade dress, Internet domain names and other source indicators, together with the goodwill associated exclusively therewith; (c) copyrights, Software, websites; (d) registrations and applications for registration of any of the foregoing in (a) – (c); and (e) trade secrets, know-how and proprietary or confidential information.

"Improvement" means any improvement, modification, translation, update, upgrade, new version, enhancement or other derivative work.

"Licensed Intellectual Property" means any Intellectual Property developed and owned by the Licensing Member that is used in the Business, including without limitation the Patents and any Improvements thereto created by the Licensing Member or the Company.
“Licensed Product(s)” shall include any product that is covered by the Intellectual Property.

"Patents " means any patent applications, patents and trade secrets related to products developed by the Licensing Member for the Business.

"Software" means any and all computer programs, software (in object and source code), firmware, middleware, applications, APIs, web widgets, code and related algorithms, models and methodologies, files, documentation and all other tangible embodiments thereof.

"Trademarks" means trademarks, service marks, domain names, trade dress, trade names, corporate names, logos, designs, symbol, slogan, social media identifiers and other identifiers of source or goodwill.

2.
Grant, Scope of License and Costs.

2.1 Subject to the terms and conditions herein, Licensing Member hereby grants to the Company a worldwide, exclusive license relating to the Licensed Intellectual Property and any Licensed Product, to use, reproduce, modify, prepare derivative works of, perform, display, or otherwise exploit. Licensing Members agrees that, during the term of this Agreement, it will not, directly or indirectly, use or allow third parties to use the Licensed Intellectual Property without the written consent of the Company.

2.1.1 Royalty. In consideration of the rights conveyed by this Agreement the Company shall pay Licensing Member a royalty of four percent (4.0%) of the Net Sales of Licensed Products until the earlier of (1) payment of aggregate royalties of $1,000,000 or (2) ten years from the date of this Agreement (the “Royalty”). “Net Sales” shall be defined as the Company’s gross receipts or revenue, computed on a cash basis, for each Licensed Product that is sold, distributed, leased, or otherwise transferred for monetary payment to any third party, less the following:

2.1.1.1 The actual cost of freight charges or of freight absorption, if any, separately stated in such invoice;

2.1.1.2 Any trade, quantity or standard trade cash discounts, if any, allowed;

2.1.1.3 Any tax, duties, imposts or other government charge on the sale, transportation, or delivery which is separately stated on the invoice (unless in the nature of a value added tax, which need not be separately stated);

2.1.1.4 Any credit and cash refunds for returned goods; and

2.1.1.5 Any allowances for damaged, obsolete, and defective goods.

2.1.2 Quarterly Payments. The Royalties set forth in this Section shall accrue on the Net Sales made day-to-day, on a cash receipts basis, in each calendar quarter. On or before the thirtieth day following the end of a calendar quarter (i.e. April 30th, July 30th, October 30th, and January 30th), Company shall submit payment of all accrued royalties on the Net Sales made in that calendar quarter.

2.1.3  Late Payments. In the event that any payment due hereunder is not received by Licensing Member within 10 days of the due date for said payment, then Licensing Member shall be entitled to charge Company interest at the rate of five percent (5%) per annum on said payments accrued from the date such payment was due.

2.1.4  Quarterly Reports. Company shall provide Licensing Member with a quarterly report on or before the thirtieth day following the end of a calendar quarter (i.e. April 30th, July 30th, October 30th, and January 30th) detailing the Net Sales made in that calendar quarter. This quarterly report shall include at least an accounting of the Net Sales made, with any deductions therefore, and of all payments due.

2.1.5  Records. Company shall keep records for a reasonable period of time of the Licensed Products manufactured, sold and distributed in sufficient detail to enable the Royalty Payment and any other payments due to Licensing Member to be determined. In the event that Licensing Member disagrees with any such accounting, Licensing Member or its designated representative shall have the right, upon reasonable notice to Company, at Licensing Member’s expense and no more often than semi-annually to review and inspect the books and records of Company relating to the sale and distribution of the Licensed Products during normal business hours of Company at the location where such books and records are maintained, but for no more than the preceding two (2) years. In the event that any inspection by Licensing Member discloses any deficiencies in payments made to Licensing Member, then Company shall pay such additional amounts to Licensing Member within twenty (20) days following receipt of written notice thereof, together with all documentation necessary to support such additional payment by Company. In the event that any such inspection discloses an overpayment by Company, then Company shall be entitled to deduct and offset any such overpayment from the subsequent amounts that become due. In the event that there are no such subsequent payments to become due, then Licensing Member agrees to pay Company the full amount of any such overpayment within twenty (20) days following receipt of written notice thereof from Company.

2.1.6  Payment in U.S. Dollars. All payments due hereunder shall be made in U.S. Dollars.

2.1.7  Taxes. Licensee will pay any taxes incurred by it due to the use, manufacture, sale, distribution, or importation or exportation by Licensee of the Licensed Products.

2.1.8  Sublicenses by Company. Company may not sublicense its rights under this Agreement unless it obtains Licensing Member’s written permission to do so. Any Licensed Products sold under such a sublicense shall be subject to the provisions of this Section; however the royalty rates of any such sublicense may differ from those delineated in this Section. The parties agree to negotiate royalty rates of any sublicense in good faith with the intent to provide for gross margins to Company and Licensing Member comparable to those delineated in and/or being the consequence of this Section.

2.2 The Company may sublicense the licenses received herein solely (a) to its vendors, consultants, contractors and suppliers, solely in connection with their providing services to the Company; and (b) to its distributors, customers and end-users, solely in connection with the distribution, licensing, offering and sale of their current and future products related to its businesses.

2.3 The Company shall be obligated for the costs of development of the Licensed Intellectual Property and for Patent costs during the term of this Agreement. While it is contemplated the Company shall pay directly such costs, the Company shall reimburse Licensing Member for any reasonable Patent and development costs paid or incurred through the date of assignment (Section 4.3) or through the date of termination (Section 4.1).

3.
Confidential Information.

Each Party hereto shall maintain the confidentiality of confidential information in accordance with procedures adopted by such Party in good faith to protect confidential information of third parties delivered to such Party, provided that such Party may deliver or disclose confidential information to (a) such Party's officers, directors, employees, investors, agents, representatives, accountants and counsel who agree to hold confidential the confidential information; (b) any governmental authority having jurisdiction over such Party to the extent required by law; or (c) any other person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law applicable to such party, (ii) in response to any subpoena or other legal process, or (iii) in connection with any litigation to which such Party is a Party; provided further that, in the cases of clauses (b) or (c), such Party shall provide each other Party hereto with prompt written notice thereof so that the appropriate Party may seek (with the cooperation and reasonable efforts of each other Party) a protective order, confidential treatment or other appropriate remedy.

4.
Term and Termination.

4.1 Subject to Section 4.2, this Agreement shall commence as of the date first above written and shall continue in effect until December 31, 2016. Thereafter, or after the extension in Section 4.4, should the requirement of Section 4.2 not be satisfied, all Intellectual Property (including the Patents) shall be the sole property of the Licensing Member without obligation to the Company for any royalties or reimbursements of any costs or expenses incurred by the Company related thereto.

4.2 At any time following an aggregate capitalization of $300,000 in the Company (the “Trigger Amount”), the term of this Agreement shall be perpetual and the license granted in Section 2 above shall not be terminable by the Licensing Member, but subject to the Royalty set forth in Section 2.1.1.

4.3. Within 30 days of the satisfying the Trigger Amount, both Parties covenant and hereby agree that the Licensing Member shall assign, transfer and sell the Licensed Intellectual Property including Patents to the Company for $10, but subject to the Royalty set forth in Section 2.1.1.

4.4 The Company shall have a right to an automatic 6 month extension to the termination date set forth in Section 4.1 if the Company is in the process of funding the Trigger Amount in good faith.

5.
Disclaimer.

EXCEPT AS PROVIDED IN THIS AGREEMENT, (I) THE INTELLECTUAL PROPERTY LICENSED HEREUNDER IS PROVIDED "AS IS," (II) NEITHER PARTY PROVIDES ANY WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO ANY SUCH INTELLECTUAL PROPERTY, AND (III) THE PARTIES SPECIFICALLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES THAT MAY BE OTHERWISE IMPLIED FROM ANY COURSE OF DEALING OR COURSE OF PERFORMANCE OR USAGE.

6.
Limitation of Liability.

EXCEPT FOR ANY BREACH OF SECTION 2 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

7.
General Provisions.

7.1 All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):

(a) if to Licensing Member:

Syzygy Licensing LLC
8617 Canyon View Drive
Las Vegas, Nevada 89117
email: jimbarnes@cox.net
Attention: Jim Barnes

(b) if to the Company:

Wrap Technologies, LLC
55 5th Avenue, Suite 1702
New York, NY 10003
Facsimile: 212-504-0863
Attention: Scot Cohen

7.2 This Agreement shall be governed by, and construed in accordance with, the laws of New York without regard to the conflict of laws rules stated therein. Both Parties hereby submit to jurisdiction of the state and federal courts located in the State of New York, County of New York.

7.3 This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, both Parties that expressly references the section of this Agreement to be amended; or (b) by a waiver in accordance with Section 7.4.

7.4 Any Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other Party or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

7.5 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

7.6 The headings in this Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms hereof.

7.7 The Parties hereto acknowledge and agree that the Parties hereto may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any Party hereto may not be adequately compensated by monetary damages alone and that the Parties hereto may not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any Party hereto may be entitled, at law or in equity (including monetary damages), such Party shall be entitled to enforce any provision of this Agreement (including Sections 2.1 and 2.2) by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking.

7.8 This Agreement, together with all the Schedules and other attachments hereto, constitutes the entire agreement of the Parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements, including the Prior Licensing Agreement, and undertakings, both written and oral, among the Parties hereto with respect to the subject matter hereof and thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto, each acting under due and proper authority, have executed this Agreement as of the day, month and year first written above.

WRAP TECHNOLOGIES, LLC By: /s/ Scot Cohen________________________ Name: Scot Cohen Title: Manager SYZYGY LICENSING LLC By: /s/ James A. Barnes___________________ Name: James A. Barnes Title: Manager

Schedule A

Licensed Intellectual Property

A non-lethal ensnarement device technology utilizing a bola mechanism for capturing or slowing fleeing persons primarily targeting use by law enforcement and military. The word “bola” generally describes a weapon consisting of a number of balls connected by strong cord, which when thrown entangles the limbs of the quarry. The subject technology being developed employs the use of a firearm (or firearm type) device as a housing for launching a bola and incorporates a number of improvements (believed to be patentable) over prior attempts to employ a bola mechanism for such purpose.